Exhibit 99.1

iAnthus Reports Fiscal Second Quarter 2026 Financial Results and

US$2.5 Million Revolving Line of Credit

NEW YORK, NY and TORONTO, ON – August 12, 2026 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCID: ITHUF), which owns, operates, and partners with regulated cannabis operations across the United States, today reported its financial results for the second quarter ended June 30, 2026. The Company’s Quarterly Report on Form 10-Q (the “Quarterly Report”), which includes its unaudited interim condensed consolidated financial statements for the three and six months ended June 30, 2026 and the related management’s discussion and analysis of financial condition and results of operations, can be accessed on the Securities and Exchange Commission’s (“SEC’s”) website at www.sec.gov, on the System for Electronic Document Analysis and Retrieval's (SEDAR+) website at www.sedarplus.com, and on the Company’s website at www.iAnthus.com. The Company’s financial statements are reported in accordance with U.S. generally accepted accounting principles (“GAAP”). All currency is expressed in U.S. dollars.

Second Quarter 2026 Financial Highlights

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Revenue of $35.3 million, a sequential increase of $1.8 million from Q1 2026, and an increase of $0.2 million from the same quarter in the prior year.
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Gross profit of $16.1 million, a sequential increase of $0.2 million from Q1 2026, and less than a $0.1 million decrease from the same quarter in the prior year.
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Gross margin of 45.5%, reflecting a sequential decrease of 197 bps from Q1 2026, and a decrease of 37 bps from the same quarter in the prior year.
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Net loss of $14.4 million, or a net loss of less than $0.00 per share, compared to a net loss of $14.3 million, or a net loss of less than $0.00 per share in Q1 2026, and compared to a net loss of $18.7 million, or a net loss of less than $0.00 per share, in the same quarter in the prior year.
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Adjusted EBITDA(1) of $4.4 million, a sequential increase from an Adjusted EBITDA of $3.4 million in Q1 2026, and an increase from an Adjusted EBITDA of $1.9 million from the same quarter in the prior year. EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included below.

Table 1: Financial Results
in thousands of US$, except per share amounts (unaudited)	Q2 2026	Q1 2026	Q2 2025
Revenue	$35,349	$33,510	$35,185
Gross profit	16,098	15,921	16,152
Gross margin	45.5%	47.5%	45.9%
Net loss	(14,424)	(14,309)	(18,718)
Net loss per share	(0.00)	(0.00)	(0.00)

Table 2: Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA(1)
in thousands of US$ (unaudited)	Q2 2026	Q1 2026	Q2 2025
Net income (loss)	$(14,424)	$(14,309)	$(18,718)
Depreciation and amortization	4,707	4,674	4,599
Interest expense, net	4,173	4,032	3,534
Income tax expense (benefit)	7,033	6,995	4,131
EBITDA (Non-GAAP)(1)	$1,489	$1,392	$(6,454)
Adjustments:
Write-downs, (recoveries) and other charges, net	660	(217)	1,630
Inventory reserves and write-downs	38	51	91
Accretion expense	1,106	1,131	1,212
Share-based compensation	522	504	544
Losses from changes in fair value of financial instruments	-	2	4
(Gains) / losses from equity method investments	(64)	(37)	(5)
Non-recurring charges(2)	807	309	5,622
Other (income) expense(3)	(113)	255	(751)
Total Adjustments	$2,956	$1,998	$8,347
Adjusted EBITDA (Non-GAAP)(1)	$4,445	$3,390	$1,893
(1)
See “Non-GAAP Financial Information” below for more information regarding the Company’s use of non-GAAP financial measures.
(2)
Non-recurring charges includes one-time, non-recurring costs related to strategic review processes, ongoing legal disputes, settlements, severance and other non-recurring costs.
(3)
Other income and expenses primarily includes accounts payable write-offs, vendor credits, and Employee Retention Tax Credits received from the Internal Revenue Service.

Revolving Credit Line

On August 12, 2026, the Company obtained a revolving line of credit of up to $2,500,000 (the “Revolving Credit Line”) from affiliates of Gotham Green Partners, LLC (collectively, the “Lender”) for the purpose of pursuing future opportunities in New York or Florida.

The Revolving Credit Line has been made available to the Company pursuant to a credit agreement (the “Credit Agreement”) between the Company and the Lender. The Company may borrow, repay and re-borrow under the Revolving Credit Line during the term of the facility. Outstanding amounts under the Revolving Credit Line will bear simple interest at a rate of 12% per annum. All outstanding principal and accrued and unpaid interest under the Revolving Credit Line are due and payable in full on June 27, 2027 (the “Maturity Date”), or such earlier date as the obligations of the Company under the Revolving Credit Line become due and payable.

The proceeds of the Revolving Credit Line are expected to be used to pursue the Company’s business strategy in New York and Florida, including, without limitation, future opportunities in New York and/or Florida, facility upgrades, operational expenses and general working capital.

Related Party Transaction

Gotham Green Partners, LLC may be considered a “related party” as such term is defined in Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). Accordingly, the Credit Agreement, including the Revolving Credit Line provided thereunder, may be a “related party transaction” as defined in MI 61-101. Such transaction is exempt from the formal valuation and minority shareholder approval requirements of MI 61-101 pursuant to sections 5.5(a) and 5.7(1)(a) of MI 61-101, as neither the fair market value of subject matter of, nor the fair market value of the consideration for, the transaction, exceeds 25% of the Company’s market capitalization. The Company did not file a material change report 21 days prior to the expected closing of the Credit Agreement as the structure of the transaction had not been confirmed at that time.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the SEC and the Canadian Securities Administrators. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables above. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

In evaluating our business, we consider and use EBITDA and Adjusted EBITDA as supplemental measures of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA before share-based compensation, accretion expense, write-downs and impairments, gains and losses from changes in fair values of financial instruments, income or losses from equity-accounted investments, the effect of changes in accounting policy, non-recurring costs related to the Company’s Recapitalization Transaction, litigation costs related to ongoing legal proceedings, and other income. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance of other similarly situated companies in our industry, and we present Adjusted EBITDA because it removes non-recurring, irregular and one-time items that we believe may distort the comparability of EBITDA from period-to-period and with other industry participants.

EBITDA and Adjusted EBITDA are not standardized financial measures defined under GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than us, limiting their usefulness as comparative tools. We compensate for these limitations by relying on GAAP results and using EBITDA and Adjusted EBITDA only as supplemental information.

About iAnthus

iAnthus is a vertically integrated cannabis company on a mission to build premium brands through a network of cultivation, production, and retail operations across the United States. Backed by a leadership team with deep expertise in cultivation, operations, and capital markets, the company strategically leverages acquisition-driven growth and access to capital to create long-term competitive advantage. iAnthus’ brand portfolio includes: MPX, Anthologie, Black Label, Cheetah, Frūtful, Last Resort, Moodz, Sunshine State, and The Vault. For more information, visit www.iAnthus.com.

Forward-Looking Statements

Statements in this press release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the Company’s reports that it files from time to time with the SEC and the Canadian Securities Regulators, which you should review, including, but not limited to, the Annual Report filed with the SEC. When used in this press release, words such as “will,” “could,” “plan,” “estimate,” “expect”, “intend,” “may”, “potential,” “believe,” “should” and similar expressions identify forward-looking statements.

Forward-looking statements may include, without limitation, statements relating to: the Company’s ability to draw down amounts under the Revolving Credit Line, the satisfaction of conditions precedent to any advance, the intended use of proceeds from the Revolving Credit Line, the Company’s ability to service interest obligations and to repay all outstanding principal and accrued interest on the Maturity Date, and other statements relating to the Company’s financial performance, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the U.S. Securities and Exchange Commission has reviewed, approved or disapproved the content of this press release.

Contact Information

Corporate/Media/Investors:

Jason Ware, Chief Financial Officer

iAnthus Capital Holdings, Inc.

1-646-518-9418

investors@ianthuscapital.com